CONCURRENT COMPUTER CORPORATION
                                   EXHIBIT 11

                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION

                             THREE MONTHS ENDED SEPTEMBER 30,
                                    1999             1998
                              ---------------  ---------------
                               BASIC/DILUTED    BASIC/DILUTED
                              ---------------  ---------------
Average outstanding shares .          48,965           47,675
Diluted options outstanding.               -                -
                              ---------------  ---------------
Equivalent Shares. . . . . .          48,965           47,675
                              ===============  ===============

Net loss available to common
  stockholders . . . . . . .  $       (2,551)  $         (426)
                              ===============  ===============
Loss per share . . . . . . .  $        (0.05)  $        (0.01)
                              ===============  ===============

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